UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2013
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 3.02. Unregistered Sales of Equity Securities.
On May 15, 2013, Insulet Corporation (the “Company”) entered into an exchange agreement with an existing holder of the Company’s 5.375% Convertible Senior Notes due 2013 (the “Notes”) whereby the Company agreed to purchase $13 million aggregate principal amount of Notes from such holder, in exchange for 620,122 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and $293,087 in cash (representing accrued and unpaid interest on such Notes). The transaction contemplated by the exchange agreement closed on May 20, 2013.
The issuance of Common Stock in connection with the exchange agreement was made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act, on the basis that the exchange constitutes an exchange with an existing holder exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.
This current report on Form 8-K does not constitute an offer to exchange the Notes or other securities of the Company for Common Stock or other securities of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

May 20, 2013	By:	/s/ Duane DeSisto
President and Chief Executive Officer